UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):  October 3, 2014

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Main Street, Suite 1300 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 3, 2014, Constellation Energy Partners LLC changed its name to Sanchez Production Partners LLC (the “Company”).  The name change was effected pursuant to Section 18-202 of the Delaware Limited Liability Company Act (the “DLLCA”) by filing a Fourth Certificate of Amendment to Certificate of Formation with the Secretary of State of the State of Delaware.  Under the DLLCA and the Company’s Second Amended and Restated Operating Agreement, as amended, the name change did not require approval of the Company’s unitholders.

The name change does not affect the rights of the Company’s unit holders.  There were no other changes to the Company’s charter or other formation documents in connection with the name change.

          A copy of the charter amendment effecting the name change, as filed with the Delaware Secretary of State on October 3, 2014, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events

On October 6, 2014, the Company’s common units, which trade on the NYSE MKT LLC, will cease trading under the ticker symbol “CEP” and commence trading under the ticker symbol “SPP”.  Along with the ticker change, the Company’s common units have been assigned a new CUSIP number of 79971A 106.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1

Exhibit Number		Description

3.1		Fourth Certificate of Amendment to Certificate of Formation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the management hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: October 3, 2014	By:	/s/ Charles C. Ward
Charles C. Ward Chief Financial Officer and Treasurer

EXHIBIT INDEX

1

Exhibit Number	Description

3.1	Fourth Certificate of Amendment to Certificate of Formation